Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of Wells Fargo Funds Trust:

In planning and performing our audits of the financial statements of the Wells Fargo C&B Large Cap Value Fund, Wells Fargo Core Bond Fund, Wells Fargo Diversified Equity Fund, Wells Fargo Emerging Growth
Fund, Wells Fargo Growth Balanced Fund, Wells Fargo Index Fund, Wells Fargo International Value Fund, Wells Fargo Moderate Balanced Fund, Wells Fargo Real Return Fund, Wells Fargo Small Company Growth Fund, Wells Fargo Small Company Value Fund, Wells Fargo WealthBuilder Conservative Allocation Fund, Wells Fargo WealthBuilder Equity Fund, Wells Fargo WealthBuilder Growth Allocation Fund, Wells Fargo WealthBuilder Growth Balanced Fund, and Wells Fargo WealthBuilder Moderate Balanced Fund (formerly known as Wells Fargo WealthBuilder Conservative Allocation Portfolio, Wells Fargo WealthBuilder Tactical Equity Portfolio, Wells Fargo WealthBuilder Growth Allocation Portfolio, Wells Fargo WealthBuilder Growth Balanced Portfolio, and Wells Fargo WealthBuilder Moderate Balanced Portfolio, respectively), Wells Fargo Dynamic Target Today Fund, Wells Fargo Dynamic Target 2015 Fund, Wells Fargo Dynamic Target 2020 Fund, Wells Fargo Dynamic Target 2025 Fund, Wells Fargo Dynamic Target 2030 Fund, Wells Fargo Dynamic Target 2035 Fund, Wells Fargo Dynamic Target 2040 Fund, Wells Fargo Dynamic Target 2045 Fund, Wells Fargo Dynamic Target 2050 Fund, Wells Fargo Dynamic Target 2055 Fund, and Wells Fargo Dynamic Target 2060 Fund (collectively the Funds), twenty-seven of the funds comprising the Wells Fargo Funds Trust, as of and for the year ended May 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operations, including controls over safeguarding securities that we consider to be a material weakness as defined above as of May 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of Wells Fargo Funds Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

Boston, Massachusetts
July 26, 2017